DELEK US HOLDINGS PROVIDES OPERATIONAL UPDATED ON TYLER & EL DORADO REFINERIES

BRENTWOOD, Tenn. May 15, 2012 -- Delek US Holdings, Inc. (NYSE: DK), a diversified energy company with assets in the petroleum refining, marketing and retail industries, today provided an update on the status of operations at its El Dorado, Arkansas and Tyler, Texas refineries.

El Dorado Refinery

As discussed on the Company's first quarter 2012 conference call, the Company's El Dorado refinery has operated at reduced throughput rates since May 1, 2012 due to the temporary suspension of crude oil delivered from a supplier's pipeline. Delek has secured additional feedstocks that should allow the refinery to average total throughput of at least 60,000 barrels per day during both May and June.

Tyler Refinery

The FCC unit at the Tyler refinery was temporarily idled on May 10, 2012 for repairs after experiencing an unsuccessful restart that resulted from a power interruption on May 7, 2012. As a result of the maintenance, the Company expects the refinery's May crude oil throughput to average between 45,000 and 50,000 barrels per day. The Company expects to resume normal operation by the end of May.

Morgan Stanley Refining Corporate Access Day

President and CEO Uzi Yemin and other members of executive management will meet with various investors on May 16, 2012 and will participate in the Morgan Stanley Refining Corporate Access Day in New York on May 17, 2012.

Delek US' latest investor presentation will be provided at the conference and an electronic copy of this presentation is currently available in the “Investors” section of the Delek US website at http://www.DelekUS.com.

About Delek US Holdings, Inc.

Delek US Holdings, Inc. is an integrated downstream energy business focused on petroleum refining, the wholesale distribution of refined products and convenience store retailing. The refining segment consists of refineries operated in Tyler, Texas and El Dorado, Arkansas with a combined nameplate production capacity of 140,000 barrels per day. The marketing and supply segment markets refined products through a series of owned and third-party product terminals and pipelines. The retail segment supplies fuels and merchandise through a network of approximately 375 company-operated convenience store locations operated under the MAPCO Express®, MAPCO Mart®, East Coast®, Fast Food and Fuel™, Favorite Markets®, Delta

Express® and Discount Food Mart™ brand names.

Safe Harbor Provisions Regarding Forward-Looking Statements

This press release contains forward-looking statements that are based upon current expectations and involve a number of risks and uncertainties. Statements concerning our current estimates, expectations and projections about our future results, performance, prospects and opportunities and other statements, concerns, or matters that are not historical facts are “forward-looking statements,” as that term is defined under the federal securities laws.

Investors are cautioned that the following important factors, among others, may affect these forward-looking statements. These factors include but are not limited to: risks and uncertainties with the respect to the quantities and costs of crude oil, the costs to acquire feedstocks and the price of the refined petroleum products we ultimately sell; an incident at the refinery could expose us to potentially significant costs and liabilities, including costs and liabilities that may not be covered at all or in limited amounts by our insurance policies; our competitive position and the effects of competition; the projected growth of the industry in which we operate; changes in the scope, costs, and/or timing of capital projects; losses from derivative instruments; management's ability to execute its strategy of growth through acquisitions and transactional risks in acquisitions; general economic and business conditions, particularly levels of spending relating to travel and tourism or conditions affecting the southeastern United States; potential conflicts of interest between our majority stockholder and other stockholders; and other risks contained in our filings with the Securities and Exchange Commission.

Forward-looking statements should not be read as a guarantee of future performance or results and will not be accurate indications of the times at, or by which such performance or results will be achieved. Forward-looking information is based on information available at the time and/or management's good faith belief with respect to future events, and is subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. Delek US undertakes no obligation to update or revise any such forward-looking statements.

U.S. Investor / Media Relations Contact:
Assi Ginzburg
Executive Vice President
Delek US Holdings, Inc.
615-224-1158
or
Chris Hodges
Founder & CEO
Alpha IR Group
312-589-3505